Exhibit 99.1
FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, November 11, 2016 - Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had earned net income of $4.2 million or $0.07 per diluted share, on revenues of $188.7 million for the quarter ended September 30, 2016, compared to net income of $99.5 million or $1.53 per diluted share on revenues of $227.8 million for the quarter ended June 30, 2016 and compared to net income of $150.7 million or $2.32 per diluted share, on revenues of $363.2 million for the quarter ended September 30, 2015. During the three months ended September 30, 2016, the Company:

•	Recorded a non-cash impairment charge of $38.6 million ($38.6 million, net of tax, or $0.60 per diluted share) in Asset Impairment related to our fleet wide drilling equipment,

•	Recorded a non-cash charge of $3.9 million ($3.9 million, net of tax, or $0.06 per diluted share) in Drilling Costs to increase our reserve for excessive and/or obsolete materials and supplies, and

•
Recognized a gain on the purchase of debt of $10.2 million ($6.6 million, net of tax, or $0.10 per diluted share) in Gains on Extinguishment of Debt related to consummation of our modified “Dutch Auction” on July 25, 2016 whereby we acquired $42.0 million aggregate principal amount of the Senior Notes.

For the twelve months ended September 30, 2016, the Company earned net income of $265.3 million or $4.09 per diluted share, on revenues of $1.0 billion compared to net income of $432.6 million or $6.65 per diluted share, on revenues of $1.4 billion for the twelve months ended September 30, 2015. During the twelve months ended September 30, 2016, the Company:

•	Recorded a non-cash impairment charge of $38.6 million ($38.6 million, net of tax, or $0.60 per diluted share) in Asset Impairment related to our fleet wide drilling equipment,

•	Recorded a non-cash charge of $3.9 million ($3.9 million, net of tax, or $0.06 per diluted share) in Drilling Costs to increase our reserve for excessive and/or obsolete materials and supplies,

•	Recognized a gain of the extinguishment of debt of $69.0 million ($54.7 million, net of tax, or $0.84 per diluted share) related to the purchase of $201.4 million of the Senior Notes,

•	Recognized other income of $18.0 million ($18.0 million, net of tax, or $0.28 per diluted share) for expected insurance recoveries related to cyclone damage to the Atwood Osprey, and

•
Recorded a non-cash impairment charge of $64.9 million ($64.9 million, net of tax, or $1.00 per diluted share) in Asset Impairment related to the Atwood Falcon, which was sold to a 3rd party buyer in April 2016.

During the twelve months ended September 30, 2015, the Company:

•	Recorded a non-cash impairment charge of approximately $60.8 million ($56.1 million, net of tax, or $0.86 per diluted share) related to the Atwood Hunter,

•	Recorded a loss of approximately $5.5 million ($5.5 million, net of tax, or $0.08 per diluted share) for the sale of the Atwood Hunter, and

•	Recorded a loss of approximately $8.0 million ($7.1 million, net of tax, or $0.11 per diluted share) for the sale of the Atwood Southern Cross.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	September 30, 2016	June 30, 2016	September 30, 2015
Revenues	$188,677	$227,797	$363,176

Income before Income Taxes	5,918	120,116	166,115
Provision for Income Taxes	1,669	20,611	15,421
Net Income	$4,249	$99,505	$150,694

Earnings per Common Share -
Basic	$0.07	$1.54	$2.33
Diluted	$0.07	$1.53	$2.32

	For the Twelve Months Ended
(In thousands, except per share amounts)	September 30, 2016	September 30, 2015
	(Unaudited)
Revenues	$1,020,644	$1,395,851

Income before Income Taxes	312,755	478,970
Provision for Income Taxes	(47,483)	(46,397)
Net Income	$265,272	$432,573

Earnings per Common Share -
Basic	$4.09	$6.70
Diluted	$4.09	$6.65

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
REVENUES:
Contract drilling	$181,369	$349,139	$976,348	$1,342,052
Revenues related to reimbursable expenses	7,308	14,037	44,296	53,799
Total revenues	188,677	363,176	1,020,644	1,395,851

COSTS AND EXPENSES:
Contract drilling	77,441	118,574	378,535	520,421
Reimbursable expenses	5,393	9,110	28,291	38,744
Depreciation	40,706	42,310	165,669	171,947
General and administrative	11,857	14,610	50,550	57,229
Asset impairment	38,651	—	103,539	60,777
(Gain)/loss on sale of assets	—	(59)	77	15,303
Other, net	859	—	(299)	—
	174,907	184,545	726,362	864,421

OPERATING INCOME	13,770	178,631	294,282	531,430

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(18,032)	(12,523)	(68,566)	(52,551)
Interest income	2	7	21	91
Gains on extinguishment of debt	10,178	—	69,041	—
Other income	—	—	17,977	—
	(7,852)	(12,516)	18,473	(52,460)

INCOME BEFORE INCOME TAXES	5,918	166,115	312,755	478,970
PROVISION FOR INCOME TAXES	1,669	15,421	47,483	46,397
NET INCOME	$4,249	$150,694	$265,272	$432,573

EARNINGS PER COMMON SHARE (NOTE 2):
Basic	$0.07	$2.33	$4.09	$6.70
Diluted	$0.07	$2.32	$4.09	$6.65
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (NOTE 2):
Basic	64,827	64,654	64,789	64,581
Diluted	64,955	64,932	64,839	65,030

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Twelve Months Ended
(In millions)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Ultra-Deepwater	$154	$182	$198	$708	$721
Deepwater	—	—	78	131	336
Jackups	27	36	73	138	285
Reimbursable	7	10	14	44	54
	188	228	363	1,021	1,396

	DRILLING COSTS
	Three Months Ended			Twelve Months Ended
(In millions)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Ultra-Deepwater	$58	$54	$60	$225	$264
Deepwater	2	10	24	73	127
Jackups	17	16	34	79	126
Reimbursable	5	5	9	28	39
Other	—	1	—	2	3
	$82	$86	$127	$407	$559

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2016	September 30, 2015
	(Unaudited)
ASSETS
Cash	$145,427	$113,983
Accounts receivable, net	113,091	311,514
Income tax receivable	6,095	8,705
Inventories of materials and supplies, net	109,925	137,998
Prepaid expenses, deferred costs and other current assets	18,504	33,735
Total current assets	393,042	605,935

Property and equipment, net	4,127,696	4,172,132

Other receivables	11,831	11,831
Deferred income taxes	165	150
Deferred costs and other assets	7,058	11,285
Total assets	$4,539,792	$4,801,333

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$25,299	$70,161
Accrued liabilities	7,868	23,572
Dividends payable	—	16,164
Interest payable	7,096	7,704
Income tax payable	8,294	13,906
Deferred credits and other liabilities	799	3,941
Total current liabilities	49,356	135,448

Long-term debt	1,227,919	1,678,268
Deferred income taxes	1,202	1,658
Deferred credits	—	800
Other	30,929	37,989
Total long-term liabilities	1,260,050	1,718,715

Commitments and contingencies (Note 9)

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 180,000 shares authorized with 64,799 issued and outstanding at September 30, 2016 and 180,000 shares authorized and 64,654 shares issued and outstanding at September 30, 2015	64,799	64,654
Paid-in capital	237,542	213,096
Retained earnings	2,929,839	2,670,148
Accumulated other comprehensive loss	(1,794)	(728)
Total shareholders’ equity	3,230,386	2,947,170
Total liabilities and shareholders’ equity	$4,539,792	$4,801,333

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended September 30,
(In thousands)	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net income	$265,272	$432,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	165,669	171,947
Amortization	3,446	6,299
Provision for doubtful accounts and inventory obsolescence	9,501	4,286
Deferred income tax benefit	1,632	(2,747)
Share-based compensation expense	11,862	12,828
Asset impairment	103,539	60,777
(Gain) loss on sale of assets	(222)	15,303
(Gain) on extinguishment of debt	(69,041)	—
Change in assets and liabilities:
Accounts receivable	176,614	(72,575)
Income tax receivable	2,610	(2,445)
Inventories of materials and supplies	12,385	(19,068)
Prepaid expenses, deferred costs and other current assets	7,498	(3,655)
Deferred costs and other assets	(608)	5,917
Accounts payable	(36,227)	(11,967)
Accrued liabilities	(16,298)	1,637
Income tax payable	(5,612)	(328)
Deferred credits and other liabilities	(7,012)	5,505
Net cash provided by operating activities	625,008	604,287
Cash flows from investing activities:
Capital expenditures	(223,731)	(448,019)
Net proceeds from sale of assets	20,792	(4,402)
Net cash used in investing activities	(202,939)	(452,421)
Cash flows from financing activities:
Proceeds from borrowing of long-term debt	45,000	225,000
Principal repayments on long-term debt	(426,623)	(280,000)
Repayments on short-term debt, net	—	(11,885)
Dividends paid	(21,745)	(48,562)
Proceeds from exercise of stock options	—	1,064
Debt issuance costs paid	(451)	(3,580)
Windfall tax benefits from share-based payment arrangements	13,194	—
Net cash (used in) or provided by financing activities	(390,625)	(117,963)
Net increase (decrease) in cash and cash equivalents	31,444	33,903
Cash at beginning of period	113,983	80,080
Cash at end of period	$145,427	$113,983
Cash paid during the period for:
Domestic and foreign income taxes	$35,653	$50,428
Interest, net of amounts capitalized	$67,958	$48,209
Non-cash activities:
Decrease in accounts payables related to capital expenditures	$(8,028)	$(9,532)
Dividends payable	$—	$16,164

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 10 mobile offshore drilling units and is constructing 2 ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW." For more information about the Company, please visit www.atwd.com.

Conference Call

The Company has scheduled a conference call and webcast related to its fourth quarter 2016 results on Monday, November 14, 2016, at 9:00 A.M. CDT (10:00 A.M. EDT). Interested parties are invited to listen to the call by dialing 1-800-895-1085, or internationally 1-785-424-1055, Conference ID - Atwood, Password 24864. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site.

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark W. Smith
Senior Vice President and Chief Financial Officer
(281) 749-7840